UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2015

BBX Capital Corporation

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 East Las Olas Blvd Suite 800 Ft. Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 954-940-4900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of BBX Capital Corporation (the “Company”) was held on May  19, 2015. As described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2015, the sole item of business presented to a vote of the Company’s shareholders at the Annual Meeting was a proposal to elect nine directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2016 Annual Meeting of Shareholders. Based on the number of shares outstanding as of the close of business on the record date for the Annual Meeting, shares of the Company’s Class A Common Stock and Class B Common Stock representing a total of 30,145,502 votes were eligible to be voted at the Annual Meeting.  Shares of the Company’s Class A Common Stock and Class B Common Stock representing 25,477,794 votes, or approximately 84.5% of the total voting power of the shares entitled to be voted at the Annual Meeting, were represented in person or by proxy at the Annual Meeting. At the Annual Meeting, the Company’s shareholders approved the election of each of the nine director nominees. A summary of the voting results, as certified by the Inspector of Election for the Annual Meeting, Georgeson Inc., is set forth below.

	Votes	Votes	Broker
Director Nominee	For	Withheld	Non-Votes
Alan B. Levan	24,508,730	969,063	-
John E. Abdo	24,441,523	1,036,270	-
Norman H. Becker	24,498,007	979,786	-
Steven M. Coldren	23,549,466	1,928,423	-
Bruno L. Di Giulian	23,824,193	1,653,601	-
Willis N. Holcombe	24,328,708	1,149,086	-
Jarett S. Levan	24,438,760	1,039,034	-
Anthony P. Segreto	24,539,153	938,640	-
Charlie C. Winningham II	23,624,678	1,853,116	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2015

BBX Capital Corporation

By:	/s/ Raymond S. Lopez
Raymond S. Lopez
Chief Financial Officer